UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

OLD POINT FINANCIAL CORPORATION
(Exact name of registrant as specified in its charter)

VIRGINIA                                                            54-1265373
(State or other jurisdiction of           (I.R.S. Employer Identification No.)
incorporation or organization)

1 WEST MELLEN STREET, HAMPTON, VIRGINIA 23663
(Address of Principal Executive Offices)                            (Zip Code)

OLD POINT FINANCIAL CORPORATION
1996 EMPLOYEE STOCK PURCHASE PLAN
(Full title of the plan)

MAYS & VALENTINE
ATTN: HUGH B. WELLONS, ESQ.
(Name and address of agent for service)

1111 E. MAIN STREET, RICHMOND, VIRGINIA 23219
(804) 697-1374 / (804) 697-1339 (FAX)
(Telephone number, including area code, of agent for service)

CALCULATION OF REGISTRATION FEE

Title of       Amount to     Proposed     Proposed       Amount of
securities     be            maximum      maximum        Registration
to be          registered    offering     aggregate      Fee
registered                   price per    offering
                             share        price

COMMON         37,500        $37.50       $1,335,937.50  $460.67
STOCK

In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan(s) described herein.


                                    PART I

Item 1.  Plan Information.

      Exhibit 4 to this Report on Form S-8 presents all information required by this item.

Item 2.  Registrant Information and Employee Plan Annual
Information.

      Exhibit 4 to this Report on Form S-8 presents all information required by this item.


                                    PART II

Item 3.  Incorporation of Documents by Reference.

      Exhibit 4 to this Report on Form S-8 presents all information required by this item.

Item 4.  Description of Securities

      Not applicable.

Item 5.  Interests of Named Experts and Counsel.

      Named experts and counsel have no interest in this plan.

Item 6.  Indemnnification of Directors and Officers.

      Exhibit 4 to this Report on Form S-8 presents all information required by this item.

Item 7.  Exemption from Registration claimed.

      Not applicable.

Item 8.  Exhibits.

      3     Articles of Incorporation and Bylaws are incorporated
            herein by reference to Report on Form 10-K, filed as of
            December 31, 1995.
      4     Employee Stock Purchase Plan.
      5     Opinion of Mays & Valentine regarding legality of the
            securities being registered.  Filed herewith.
      15    Not applicable.
      24.1  Consent of Mays & Valentine.  Included in such firm's opinion as filed as Exhibit 5.
      24.2  Consent of Eggleston Smith PC, Independent Certified
            Public Accountants.
      25    Powers of Attorney are incorporated herein by reference
            to Report on Form 10-K, filed as of December 31, 1995.
      28    Not applicable.


Item 9. Undertakings.

      The undersigned registrant hereby undertakes:
      - to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement provided that such required information has not been contained in periodic reports filed pursuant to section 13 or 15(d) of the Securities Act of 1934 that are incorporated by reference in the registration statement

      - that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof

      - to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering

      - that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof

      - that, insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, of controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.


SIGNATURES

The Registrant. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of HAMPTON, State of VIRGINIA, on JUNE 10, 1996.

OLD POINT FINANCIAL CORPORATION
By /s/ W. RODNEY ROSSER, SVP AND SECRETARY


Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on JUNE 10, 1996.

      /s/Robert F. Shuford          President and Director
         Robert F. Shuford          Principal Executive Officer


      /s/Louis G. Morris            Senior Vice President
         Louis G. Morris            and Treasurer
                                    Principal Financial
                                    & Accounting Officer

      /s/Richard F. Clark *         Director

      /s/Gertrude S. Dixon *        Director

      /s/Russell S. Evans, Jr. *    Director

      /s/G. Royden Goodson, III *   Director

      /s/Dr. Arthur D. Greene  *    Director

      /s/Steven D. Harris *         Director

      /s/John Cabot Ishon *         Director

      /s/Eugene M. Jordan *         Director

      /s/John B. Morgan *           Director

      /s/Dr. H. Robert Schappert *  Director

      /s/John G. Sebrell *          Executive Vice President and
                                    Director

The Plan. Pursuant to the requirements of the Securities Act of 1933, the trustees (or other persons who administer the employee benefit plan) have duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of HAMPTON, State of VIRGINIA, on JUNE 10, 1996.

OLD POINT FINANCIAL CORPORATION / 1996 EMPLOYEE STOCK PURCHASE PLAN By /s/LOUIS G. MORRIS, SVP AND TREASURER

INDEX OF EXHIBITS


      Exhibit
      Number                          Exhibits

      3 Articles of Incorporation and Bylaws are incorporated herein by reference to Report on Form 10-K, filed as of December 31, 1995.

      4                                Employee Stock Purchase Plan.

      5 Opinion of Mays & Valentine regarding legality of the securities being registered.
                                       Filed herewith.

      15                               Not applicable.

      24.1                             Consent of Mays & Valentine.
                                       Included in such firm's opinion
                                       as filed as Exhibit 5.

      24.2                             Consent of Eggleston Smith PC,
                                       Independent Certified Public
                                       Accountants.

      25                               Powers of Attorney are
                                       incorporated herein by reference
                                       to Report on Form 10-K, filed as
                                       of December 31, 1995.

      28                               Not applicable.